UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

NESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50954	98-0346908
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Ness Tower Atidim High-Tech Industrial Park, Building 4 Tel Aviv 61580, Israel	Ness Technologies 3 University Plaza, Suite 600 Hackensack, NJ 07601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +972 (3) 766-6800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.            Results of Operations and Financial Condition.

On October 27, 2010, Ness Technologies, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the third quarter ended September 30, 2010 and other financial information.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01.            Regulation FD Disclosure.

On October 27, 2010, the Company issued a press release providing information regarding its outlook for the fiscal year ending December 31, 2010.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished in this Current Report on Form 8-K shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01.            Other Matters.

On October 25, 2010, the Company’s Board of Directors approved a 12-month extension of the Company’s stock repurchase plan.  This plan was initially approved on October 30, 2008 and previously extended for a 12-month period on November 1, 2009.  The 12-month extension is the only amendment to the plan.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESS TECHNOLOGIES, INC.

Dated: October 27, 2010	By:	/s/ Ilan Rotem
Name: Ilan Rotem
Title: Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 27, 2010.